SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 6, 2007 (July 5, 2007)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.	Other Events.

On July 5, 2007, Massey Energy Company (the “Registrant”) became aware of a shareholder derivative complaint filed on July 2, 2007 in the Circuit Court of Kanawha County, West Virginia, by Manville Personal Injury Trust (the “Plaintiff”), asserting that it is a shareholder acting on behalf of the Registrant, which is a nominal defendant, and naming as individual defendants each of the members of its Board of Directors, certain of its former directors and several of its employees (collectively, the “Defendants”).

The complaint alleges breach of fiduciary duties to the Registrant arising out of Defendants’ alleged failure to cause the Registrant to comply with applicable state and federal environmental and worker-safety laws and regulations. The complaint seeks to recover unspecified damages in favor of the Registrant, appropriate equitable relief, and an award to the Plaintiff of the costs and expenses associated with this action.

The Registrant intends to defend this action vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: July 6, 2007	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary